EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62676) pertaining to the Westcorp 2001 Stock Option Plan, and in the related prospectus of our report dated January 20, 2004, with respect to the consolidated financial statements of Westcorp and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Ernst & Young LLP ERNST & YOUNG LLP

Los Angeles, California
March 10, 2004